RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR

                           RALI SERIES 2004-QS8 TRUST
                                     ISSUER

                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS8

       $ 6,608,984                 0.00%            CLASS A-P CERTIFICATES
  ----------------------------------------------------------------------------
                         Supplement dated April 27, 2005
                                       to
                    Prospectus Supplement dated June 24, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 24, 2004.

         The following two paragraphs shall supplement information on the cover page and in the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 72.09% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 28, 2005 against payment therefor in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated April 27, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. The Class PO underwriter intends to make a secondary market in the Class A-P Certificates but is not obligated to do so. There can be no assurance that a secondary market for the Class A-P Certificates will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, after deducting payments due during the month of March 2005, unless otherwise indicated:


                       CREDIT SCORE OF THE MORTGAGE LOANS

                                         NUMBER OF                   PERCENT OF        AVERAGE        WEIGHTED
                                         MORTGAGE      PRINCIPAL       MORTGAGE       PRINCIPAL      AVERAGE LTV
CREDIT SCORE RANGE                         LOANS        BALANCE         LOANS          BALANCE         RATIO
------------------                     ------------   ------------   ------------    ------------   ------------
499 or less ........................              8   $    941,829           0.39%   $    117,729          84.37%
500 - 519 ..........................              6        771,171           0.32         128,528          77.66
520 - 539 ..........................              3        459,852           0.19         153,284          83.18
540 - 559 ..........................              8      1,088,797           0.45         136,100          87.63
560 - 579 ..........................              7      1,072,614           0.45         153,231          77.36
580 - 599 ..........................             13      2,109,820           0.88         162,294          81.14
600 - 619 ..........................             32      6,245,672           2.61         195,177          78.17
620 - 639 ..........................             37      6,027,582           2.51         162,908          77.04
640 - 659 ..........................             53      8,751,468           3.65         165,122          81.09
660 - 679 ..........................            107     20,533,966           8.57         191,906          72.93
680 - 699 ..........................            118     21,819,996           9.10         184,915          73.47
700 - 719 ..........................            163     27,960,686          11.66         171,538          76.63
720 - 739 ..........................            153     29,450,037          12.28         192,484          72.55
740 - 759 ..........................            162     31,630,664          13.19         195,251          73.90
760 - 779 ..........................            163     33,547,745          13.99         205,814          73.90
780 - 799 ..........................            126     28,264,015          11.79         224,318          68.53
800 or greater .....................             84     18,694,436           7.80         222,553          66.07
                                       ------------   ------------   ------------    ------------   ------------
Subtotal with Credit Score .........          1,243   $239,370,351          99.84%   $    192,575          73.35%
Not Available ......................              2        372,255           0.16         186,128          72.21
                                       ------------   ------------   ------------    ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564          73.35%
                                       ============   ============   ============

         Mortgage loans indicated as having a credit score that is "Not Available" include certain mortgage loans where the credit score was not provided by the related seller and mortgage loans where no credit history can be obtained for the related mortgagor.

         The minimum and maximum credit scores of the mortgage loans were 404 and 834, respectively, and the weighted average credit score of the mortgage loans was 727.

         For substantially all of the mortgage loans, the credit score was updated prior to March 1, 2005.


                   OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE         WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT          AVERAGE
OCCUPANCY                                  LOANS         BALANCE         LOANS          BALANCE        SCORE         LTV RATIO
---------                              ------------   ------------   ------------    ------------   ------------   ------------
Primary Residence ..................            826   $187,843,024          78.35%   $    227,413            726          73.35%
Second/Vacation ....................             16      2,693,050           1.12         168,316            734          71.19
Non Owner-occupied .................            403     49,206,532          20.52         122,101            730          73.46
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564            727          73.35%
                                       ============   ============   ============

                          PURPOSE OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
LOAN PURPOSE                               LOANS         BALANCE         LOANS          BALANCE        SCORE         LTV RATIO
------------                           ------------   ------------   ------------    ------------   ------------   ------------
Purchase ...........................            491   $ 84,255,449          35.14%   $    171,600            726          79.66%
Rate/Term Refinance ................            324     66,833,757          27.88         206,277            732          69.99
Equity Refinance ...................            430     88,653,399          36.98         206,171            724          69.88
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564            727          73.35%
                                       ============   ============   ============

                            MORTGAGED PROPERTY TYPES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
PROPERTY TYPE                              LOANS        BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
-------------                          ------------   ------------   ------------    ------------   ------------   ------------
Single-family detached .............            868   $164,831,891          68.75%   $    189,898            725          72.94%
Planned Unit Developments (detached)            129     37,059,821          15.46         287,285            735          74.21
Two-to-four family units ...........            151     25,071,576          10.46         166,037            723          74.78
Condo Low-Rise (less than 5 stories)             56      7,121,156           2.97         127,163            740          74.20
Planned Unit Developments (attached)             20      2,960,388           1.23         148,019            736          76.56
Townhouse ..........................             18      2,264,701           0.94         125,817            706          69.48
Condo Mid-Rise (5 to 8 stories) ....              2        274,342           0.11         137,171            738          40.10
Condo High-Rise (9 stories or more)               1        158,732           0.07         158,732            708          80.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564            727          73.35%
                                       ============   ============   ============

               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
STATE                                     LOANS          BALANCE         LOANS          BALANCE       SCORE          LTV RATIO
-----                                  ------------   ------------   ------------    ------------   ------------   ------------
Alaska .............................              3   $    636,811           0.27%   $    212,270            703          75.99%
Alabama ............................             24      1,847,187           0.77          76,966            703          81.80
Arkansas ...........................              1        338,578           0.14         338,578            770          80.00
Arizona ............................             36      6,171,378           2.57         171,427            723          76.84
California .........................            300     92,676,473          38.66         308,922            743          67.89
Colorado ...........................             38      6,511,537           2.72         171,356            713          76.51
Connecticut ........................             20      5,435,086           2.27         271,754            718          74.02
District of Columbia ...............              3      1,030,905           0.43         343,635            720          65.90
Delaware ...........................              4        462,438           0.19         115,609            758          77.25
Florida ............................             96     14,296,604           5.96         148,923            714          77.42
Georgia ............................             37      5,350,461           2.23         144,607            721          77.63
Hawaii .............................              3        817,109           0.34         272,370            660          78.52
Iowa ...............................              2        153,228           0.06          76,614            718          72.60
Idaho ..............................             10      1,063,998           0.44         106,400            734          74.06
Illinois ...........................             18      3,318,925           1.38         184,385            708          76.11
Indiana ............................             11        906,181           0.38          82,380            689          74.08
Kansas .............................              5        647,641           0.27         129,528            713          87.95
Kentucky ...........................              9        653,093           0.27          72,566            728          77.23
Louisiana ..........................             30      3,172,853           1.32         105,762            713          81.53
Massachusetts ......................             28      6,338,515           2.64         226,376            706          70.42
Maryland ...........................             17      3,514,136           1.47         206,714            701          77.54
Michigan ...........................             31      2,874,373           1.20          92,722            711          79.72
Minnesota ..........................             21      4,033,072           1.68         192,051            741          78.85
Missouri ...........................             19      2,119,743           0.88         111,565            723          80.62
Mississippi ........................              6        606,149           0.25         101,025            680          86.97
Montana ............................              5      1,002,571           0.42         200,514            771          77.75
North Carolina .....................             37      5,558,640           2.32         150,234            694          77.01
North Dakota .......................              1        126,688           0.05         126,688            735          90.00
Nebraska ...........................              1        100,630           0.04         100,630            649          90.00
New Hampshire ......................              7      1,327,342           0.55         189,620            709          76.51
New Jersey .........................             27      5,848,355           2.44         216,606            707          77.50
New Mexico .........................             13      1,384,979           0.58         106,537            743          84.55
Nevada .............................             13      2,285,214           0.95         175,786            734          74.54
New York ...........................             33      7,582,570           3.16         229,775            731          69.22
Ohio ...............................             23      2,269,958           0.95          98,694            652          81.40
Oklahoma ...........................              9        876,290           0.37          97,366            712          83.22
Oregon .............................             24      3,825,984           1.60         159,416            732          75.81
Pennsylvania .......................             21      2,344,922           0.98         111,663            722          79.29
Rhode Island .......................              3        460,147           0.19         153,382            719          68.35
South Carolina .....................             14      1,467,764           0.61         104,840            664          81.73
Tennessee ..........................             13      1,542,672           0.64         118,667            704          80.62
Texas ..............................            118     18,092,400           7.55         153,325            714          78.24
Utah ...............................             20      2,750,319           1.15         137,516            706          80.31
Virginia ...........................             37      7,787,089           3.25         210,462            751          74.66
Vermont ............................              1        224,377           0.09         224,377            767          74.00
Washington .........................             41      6,521,398           2.72         159,058            732          75.40
Wisconsin ..........................             10      1,152,346           0.48         115,235            691          76.39
Wyoming ............................              2        233,477           0.10         116,738            719          82.29
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564            727          73.35%
                                       ============   ============   ============

         No more than 0.8% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 0.4% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
DOCUMENTATION TYPE                         LOANS        BALANCE         LOANS           BALANCE        SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
Full Documentation .................            424   $ 75,395,042          31.45%   $    177,818            724          78.03%
Reduced Documentation ..............            821    164,347,564          68.55         200,180            728          71.20
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564            727          73.35%
                                       ============   ============   ============

         No more than 38.8% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 1.6% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                 MORTGAGE RATES

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
MORTGAGE RATES (%)                         LOANS         BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
------------------                     ------------   ------------   ------------    ------------   ------------   ------------
5.000 - 5.124 ......................              2   $    463,212           0.19%   $    231,606            756          74.02%
5.250 - 5.374 ......................              4      1,128,147           0.47         282,037            741          81.21
5.375 - 5.499 ......................             24      6,780,663           2.83         282,528            736          65.60
5.500 - 5.624 ......................             21      5,563,395           2.32         264,924            754          77.91
5.625 - 5.749 ......................             91     31,042,104          12.95         341,122            745          68.49
5.750 - 5.874 ......................            121     33,023,927          13.77         272,925            744          68.94
5.875 - 5.999 ......................            192     45,278,501          18.89         235,826            732          70.16
6.000 - 6.124 ......................            105     19,088,513           7.96         181,795            730          73.04
6.125 - 6.249 ......................             77     14,367,213           5.99         186,587            727          74.22
6.250 - 6.374 ......................             93     16,474,347           6.87         177,144            711          78.85
6.375 - 6.499 ......................             87     12,770,080           5.33         146,783            710          74.63
6.500 - 6.624 ......................            106     14,411,213           6.01         135,955            722          76.93
6.625 - 6.749 ......................             61      8,199,736           3.42         134,422            694          79.36
6.750 - 6.874 ......................             69      9,575,701           3.99         138,778            705          79.50
6.875 - 6.999 ......................             72      8,799,048           3.67         122,209            703          79.56
7.000 - 7.124 ......................             35      4,403,818           1.84         125,823            693          85.18
7.125 - 7.249 ......................             20      2,229,594           0.93         111,480            717          76.53
7.250 - 7.374 ......................             20      1,800,316           0.75          90,016            689          85.52
7.375 - 7.499 ......................             16      1,690,534           0.71         105,658            707          84.26
7.500 - 7.624 ......................             10      1,036,140           0.43         103,614            672          83.26
7.625 - 7.749 ......................              6        396,256           0.17          66,043            665          81.82
7.750 - 7.874 ......................              8        666,223           0.28          83,278            619          87.08
7.875 - 7.999 ......................              1         69,555           0.03          69,555            770          78.00
8.000 - 8.124 ......................              2        121,194           0.05          60,597            580          90.00
8.125 - 8.249 ......................              1        162,427           0.07         162,427            711          90.00
8.250 - 8.374 ......................              1        200,750           0.08         200,750            703          90.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564            727          73.35%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 6.0839% per annum.

                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
NET MORTGAGE RATE (%)                     LOANS          BALANCE        LOANS           BALANCE        SCORE        LTV RATIO
---------------------                  ------------   ------------   ------------    ------------   ------------   ------------
4.720 ..............................              2   $    463,212           0.19%   $    231,606            756          74.02%
4.970 ..............................              4      1,128,147           0.47         282,037            741          81.21
5.095 ..............................             24      6,780,663           2.83         282,528            736          65.60
5.220 ..............................             21      5,563,395           2.32         264,924            754          77.91
5.345 ..............................             91     31,042,104          12.95         341,122            745          68.49
5.470 ..............................            121     33,023,927          13.77         272,925            744          68.94
5.595 ..............................            191     45,037,246          18.79         235,797            732          70.11
5.710 ..............................              1        241,255           0.10         241,255            662          79.00
5.720 ..............................            105     19,088,513           7.96         181,795            730          73.04
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .            560   $142,368,461          59.38%   $    254,229            739          70.09%
                                       ============   ============   ============

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 4.657703115%.


                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                                                     WEIGHTED
                                         NUMBER OF                    PERCENT OF        AVERAGE       AVERAGE        WEIGHTED
                                         MORTGAGE       PRINCIPAL      MORTGAGE        PRINCIPAL      CREDIT         AVERAGE
ORIGINAL MORTGAGE LOAN BALANCE ($)         LOANS        BALANCE         LOANS          BALANCE         SCORE        LTV RATIO
----------------------------------     ------------   ------------   ------------    ------------   ------------   ------------
100,000 or less ....................            364   $ 26,945,110          11.24%   $     74,025            716          75.16%
100,001-200,000 ....................            468     65,103,438          27.16         139,110            720          75.28
200,001-300,000 ....................            169     41,487,073          17.30         245,486            715          74.42
300,001-400,000 ....................            108     37,731,805          15.74         349,369            734          70.69
400,001-500,000 ....................             84     37,541,826          15.66         446,926            743          72.32
500,001-600,000 ....................             29     15,593,169           6.50         537,695            741          71.54
600,001-700,000 ....................             16      9,930,710           4.14         620,669            731          72.15
700,001-800,000 ....................              5      3,583,719           1.49         716,744            738          68.35
800,001-900,000 ....................              1        864,577           0.36         864,577            781          65.00
900,001-1,000,000 ..................              1        961,180           0.40         961,180            738          58.00
                                       ------------   ------------   ------------    ------------   ------------   ------------
Total, Average or Weighted Average .          1,245   $239,742,606         100.00%   $    192,564            727          73.35%
                                       ============   ============   ============


                    ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                                                  WEIGHTED
                                                                             PERCENT OF          AVERAGE           AVERAGE
                                          NUMBER OF        PRINCIPAL          MORTGAGE          PRINCIPAL           CREDIT
ORIGINAL LTV RATIO (%)                 MORTGAGE LOANS       BALANCE            LOANS             BALANCE            SCORE
----------------------                 ---------------   ---------------   ---------------    ---------------   ---------------
00.01-50.00 ........................                99   $    15,523,144              6.47%   $       156,799               760
50.01-55.00 ........................                45        11,168,343              4.66            248,185               729
55.01-60.00 ........................                50        13,673,801              5.70            273,476               735
60.01-65.00 ........................                63        14,424,545              6.02            228,961               752
65.01-70.00 ........................               101        22,618,164              9.43            223,942               726
70.01-75.00 ........................               158        32,553,725             13.58            206,036               731
75.01-80.00 ........................               464        93,491,107             39.00            201,489               725
80.01-85.00 ........................                40         5,950,949              2.48            148,774               699
85.01-90.00 ........................               163        21,120,436              8.81            129,573               697
90.01-95.00 ........................                56         8,582,668              3.58            153,262               704
95.01-100.00 .......................                 6           635,724              0.27            105,954               737
                                       ---------------   ---------------   ---------------    ---------------   ---------------
Total, Average or Weighted Average .             1,245   $   239,742,606            100.00%   $       192,564               727
                                       ===============   ===============   ===============

         The weighted average loan-to-value ratio at origination of the mortgage loans was approximately 73.35%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
               FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                            CLASS A-P CERTIFICATES
                                                 -----------------------------------------
                                                   0%       6%      18%      24%      30%
                                                 -----    -----    -----    -----    -----
DISTRIBUTION DATE
----------------------------------------------
April 2005 ...................................     100%     100%     100%     100%     100%
April 2006 ...................................      99       93       81       75       69
April 2007 ...................................      97       86       65       56       48
April 2008 ...................................      96       79       53       42       33
April 2009 ...................................      94       73       42       31       23
April 2010 ...................................      92       68       34       23       15
April 2011 ...................................      90       62       27       17       11
April 2012 ...................................      88       57       22       13        7
April 2013 ...................................      86       53       18       10        5
April 2014 ...................................      84       48       14        7        3
April 2015 ...................................      82       44       11        5        2
April 2016 ...................................      79       40        9        4        2
April 2017 ...................................      77       36        7        3        1
April 2018 ...................................      74       33        6        2        1
April 2019 ...................................      71       30        4        2        *
April 2020 ...................................      68       27        3        1        *
April 2021 ...................................      64       24        3        1        *
April 2022 ...................................      61       21        2        1        *
April 2023 ...................................      57       19        2        *        *
April 2024 ...................................      53       16        1        *        *
April 2025 ...................................      49       14        1        *        *
April 2026 ...................................      45       12        1        *        *
April 2027 ...................................      40       10        1        *        *
April 2028 ...................................      35        8        *        *        *
April 2029 ...................................      30        7        *        *        *
April 2030 ...................................      24        5        *        *        *
April 2031 ...................................      19        4        *        *        *
April 2032 ...................................      12        2        *        *        *
April 2033 ...................................       6        1        *        *        *
April 2034 ...................................       0        0        0        0        0
Weighted Average Life in Years** (to Maturity)    18.3     10.3      4.6      3.5      2.7

--------------
*    Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

     o    the Class A-P Certificates will be purchased on April 28, 2005;

     o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

     o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:


                        ASSUMED MORTGAGE CHARACTERISTICS

                                               DISCOUNT MORTGAGE             NON-DISCOUNT
       ASSUMED PURCHASE PRICE                         LOANS                 MORTGAGE LOANS
------------------------------------------   -----------------------    -----------------------
Aggregate principal balance ..............   $        143,509,681.98    $         99,145,636.97
Weighted average mortgage rate ...........              5.7630927154%                    6.5526%
Weighted average servicing fee rate ......              0.2800000000%                    0.3368%
Weighted average original term to maturity
(months) .................................                       358                        358
Weighted average remaining term
to maturity (months) .....................                       346                        347

         The pre-tax yield to maturity table for the Principal Only Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:


                   PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
     CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE         0%        6%       18%       24%       30%
------------------------------    -----     -----     -----     -----     -----
$4,571,486 ...................      2.2%      4.2%     10.0%     13.5%     17.4%

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The model used to measure prepayments on the mortgage loans for purposes of the decrement table and yield table in this supplement, CPR, represents a constant rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans. For the mortgage loans, an 18% CPR assumes a constant prepayment rate of 18% per annum of the then outstanding principal balance of the related mortgage loans. CPR does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans in this mortgage pool.

         The second and third paragraphs and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

          EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        92,149    $10,513,716        104,820    $12,512,690        101,210    $12,635,058
Period of Delinquency
30 to 59 days ........         1,602        192,517          2,082        244,557          2,324        289,263
60 to 89 days ........           236         28,610            372         44,459            477         64,448
90 days or more(2) ...           307         35,045            409         44,171            516         62,039

Foreclosures Pending .           273         32,685            446         55,203            602         81,640
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         2,418    $   288,858          3,309    $   388,390          3,919    $   497,389
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.624%         2.747%         3.157%         3.104%         3.872%         3.937%



                             AT DECEMBER 31, 2002         AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                            BY           BY DOLLAR        BY           BY DOLLAR         BY          BY DOLLAR
                           NO.OF         AMOUNT OF       NO. OF        AMOUNT OF        NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Loan Portfolio .        99,386    $12,962,473        101,112    $14,114,861        106,211    $15,669,395
Period of Delinquency
30 to 59 days ........         2,147        280,302          2,182        284,482          2,032        282,672
60 to 89 days ........           488         63,986            526         70,816            409         51,071
90 days or more(2) ...           644         84,033            696         94,223            555         70,963

Foreclosures Pending .           769        102,671            787        103,707            747         88,396
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Delinquent Loans         4,048    $   530,992          4,191    $   553,228          3,743    $   493,102
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         4.073%         4.096%         4.145%         3.919%         3.524%         3.147%


-------------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

                   EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED
                     DOCUMENTATION DELINQUENCY EXPERIENCE(1)

                             AT DECEMBER 31, 1999         AT DECEMBER 31, 2000          AT DECEMBER 31, 2001
                         --------------------------    --------------------------    --------------------------
                             BY          BY DOLLAR         BY          BY DOLLAR         BY          BY DOLLAR
                           NO. OF        AMOUNT OF       NO. OF        AMOUNT OF       NO. OF        AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                             (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN           (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Loan Portfolio .        37,066    $ 5,021,100         44,520    $ 6,234,461         45,103    $ 6,477,882
Period of Delinquency
30 to 59 days ........           573         83,679            742        104,823            901        131,032
60 to 89 days ........            65         11,033            118         17,904            185         29,788
90 days or more(2) ...            77         13,377            123         17,598            165         27,231
Foreclosures Pending .            80         12,263            113         19,378            198         34,074
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans           795    $   120,353          1,096    $   159,703          1,449    $   222,125
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         2.145%         2.397%         2.462%         2.562%         3.213%         3.429%



                             AT DECEMBER 31, 2002         AT DECEMBER 31, 2003          AT DECEMBER 31, 2004
                         --------------------------    --------------------------    --------------------------
                             BY           BY DOLLAR        BY           BY DOLLAR        BY          BY DOLLAR
                            NO.OF         AMOUNT OF       NO. OF        AMOUNT OF      NO. OF       AMOUNT OF
                            LOANS          LOANS          LOANS          LOANS          LOANS          LOANS
                         -----------    -----------    -----------    -----------    -----------    -----------
                            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN            (DOLLAR AMOUNTS IN
                                  THOUSANDS)                   THOUSANDS)                    THOUSANDS)
                         -----------    -----------    -----------    -----------    -----------    -----------

Total Loan Portfolio .        45,867    $ 6,776,784         51,824    $ 8,071,748         56,271    $ 9,191,522
Period of Delinquency
30 to 59 days ........           893        131,270            934        142,682            946        161,218
60 to 89 days ........           216         33,636            216         35,031            186         26,348
90 days or more(2) ...           206         37,139            258         43,618            225         34,430
Foreclosures Pending .           251         41,335            279         44,333            268         42,461
                         -----------    -----------    -----------    -----------    -----------    -----------
Total Delinquent Loans         1,566    $   243,380          1,687    $   265,664          1,625    $   264,457
                         ===========    ===========    ===========    ===========    ===========    ===========
Percent of Loan
Portfolio ............         3.414%         3.591%         3.255%         3.291%         2.888%         2.877%

--------------------
(1)  The table relates only to the mortgage loans referred to above.
(2)  Does not include foreclosures pending.

         The following shall supplement the information under the section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         As previously mentioned, the information in this supplement regarding the mortgage loans is as of March 1, 2005, except as otherwise indicated. Investors should review the monthly statements to certificateholders for January, February, March and April 2005, attached hereto as Appendix A, which include, among other things, limited updated information regarding the mortgage loans and delinquency and loss information as of the date of each such monthly statement. These monthly statements are included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statement to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                    MONTHLY STATEMENTS TO CERTIFICATEHOLDERS

Run:        04/26/05     10:32:43                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HUK3    65,910,000.00  56,736,207.33     5.000000  %  1,490,492.11
A-2     76110HUL1    34,860,834.00  34,860,834.00     5.000000  %          0.00
A-3     76110HUM9     5,000,000.00   5,000,000.00     5.000000  %          0.00
A-4     76110HUN7    21,260,166.00  19,425,407.53     2.817500  %    298,098.40
A-5     76110HUP2             0.00           0.00     5.182500  %          0.00
A-6     76110HUQ0    61,153,100.00  58,574,108.99     5.500000  %  1,202,496.77
A-7     76110HUR8    11,000,000.00  11,305,987.40     5.500000  %          0.00
A-8     76110HUS6     3,000,000.00   1,527,129.09     5.500000  %    257,221.87
A-9     76110HUT4    25,174,900.00  23,535,519.37     2.917500  %    355,165.56
A-10    76110HUU1             0.00           0.00     5.082500  %          0.00
A-11    76110HUV9    23,860,000.00  23,860,000.00     5.500000  %          0.00
A-12    76110HUW7       530,000.00     530,000.00     5.000000  %          0.00
A-P     76110HUX5     7,077,600.57   6,817,617.19     0.000000  %     29,288.41
A-V     76110HUY3             0.00           0.00     0.194485  %          0.00
R-I     76110HUZ0           100.00           0.00     5.750000  %          0.00
R-II    76110HVA4           100.00           0.00     5.750000  %          0.00
M-1     76110HVB2     5,691,500.00   5,657,096.21     5.750000  %      5,854.41
M-2     76110HVC0     2,574,700.00   2,559,136.54     5.750000  %      2,648.40
M-3     76110HVD8     1,626,100.00   1,616,270.61     5.750000  %      1,672.65
B-1     76110HVE6       677,600.00     673,504.07     5.750000  %        697.00
B-2     76110HVF3       948,600.00     942,865.93     5.750000  %        975.75
B-3     76110HVG1       677,632.98     673,536.85     5.750000  %        697.03

-------------------------------------------------------------------------------
                  271,022,933.55   254,295,221.11                  3,645,308.36
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       236,400.86  1,726,892.97            0.00       0.00     55,245,715.22
A-2       145,253.48    145,253.48            0.00       0.00     34,860,834.00
A-3        20,833.33     20,833.33            0.00       0.00      5,000,000.00
A-4        45,609.24    343,707.64            0.00       0.00     19,127,309.13
A-5        83,893.48     83,893.48            0.00       0.00              0.00
A-6       268,464.67  1,470,961.44            0.00       0.00     57,371,612.22
A-7             0.00          0.00       51,819.11       0.00     11,357,806.51
A-8         6,999.34    264,221.21            0.00       0.00      1,269,907.22
A-9        57,220.73    412,386.29            0.00       0.00     23,180,353.81
A-10       99,682.73     99,682.73            0.00       0.00              0.00
A-11      109,358.33    109,358.33            0.00       0.00     23,860,000.00
A-12        2,208.33      2,208.33            0.00       0.00        530,000.00
A-P             0.00     29,288.41            0.00       0.00      6,788,328.78
A-V        41,213.82     41,213.82            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,106.92     32,961.33            0.00       0.00      5,651,241.80
M-2        12,262.53     14,910.93            0.00       0.00      2,556,488.14
M-3         7,744.63      9,417.28            0.00       0.00      1,614,597.96
B-1         3,227.21      3,924.21            0.00       0.00        672,807.07
B-2         4,517.90      5,493.65            0.00       0.00        941,890.18
B-3         3,227.36      3,924.39            0.00       0.00        672,839.82

-------------------------------------------------------------------------------
        1,175,224.89  4,820,533.25       51,819.11       0.00    250,701,731.86
===============================================================================





































Run:        04/26/05     10:32:43
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     860.813341   22.614051     3.586722    26.200773   0.000000  838.199290
A-2    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-3    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-4     913.699711   14.021453     2.145291    16.166744   0.000000  899.678259
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     957.827305   19.663709     4.390042    24.053751   0.000000  938.163596
A-7    1027.817036    0.000000     0.000000     0.000000   4.710828 1032.527864
A-8     509.043031   85.740623     2.333113    88.073736   0.000000  423.302408
A-9     934.880352   14.107923     2.272928    16.380851   0.000000  920.772429
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-12   1000.000000    0.000000     4.166660     4.166660   0.000000 1000.000000
A-P     963.266733    4.138182     0.000000     4.138182   0.000000  959.128551
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     993.955234    1.028625     4.762702     5.791327   0.000000  992.926609
M-2     993.955234    1.028625     4.762702     5.791327   0.000000  992.926609
M-3     993.955236    1.028627     4.762702     5.791329   0.000000  992.926609
B-1     993.955239    1.028630     4.762707     5.791337   0.000000  992.926609
B-2     993.955230    1.028621     4.762703     5.791324   0.000000  992.926609
B-3     993.955234    1.028625     4.762696     5.791321   0.000000  992.926609

_______________________________________________________________________________


DETERMINATION DATE       21-January-05
DISTRIBUTION DATE        25-January-05

Run:     04/26/05     10:32:43                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8 (POOL #  4875)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4875
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       53,570.88
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,458.70

SUBSERVICER ADVANCES THIS MONTH                                       18,516.11
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    16   2,629,296.77

 (B)  TWO MONTHLY PAYMENTS:                                    1     104,640.48

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        111,600.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     250,701,731.86

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,299

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,329,633.45

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         95.10161300 %     3.97308800 %    0.90049150 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            95.03517900 %     3.91793380 %    0.93784800 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,710,229.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,710,229.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.09018018
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              349.10

POOL TRADING FACTOR:                                                92.50203611

Run:        04/26/05     10:57:32                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HUK3    65,910,000.00  55,245,715.22     5.000000  %  1,479,695.45
A-2     76110HUL1    34,860,834.00  34,860,834.00     5.000000  %          0.00
A-3     76110HUM9     5,000,000.00   5,000,000.00     5.000000  %          0.00
A-4     76110HUN7    21,260,166.00  19,127,309.13     2.930000  %    295,939.09
A-5     76110HUP2             0.00           0.00     5.070000  %          0.00
A-6     76110HUQ0    61,153,100.00  57,371,612.22     5.500000  %  1,409,352.69
A-7     76110HUR8    11,000,000.00  11,357,806.51     5.500000  %          0.00
A-8     76110HUS6     3,000,000.00   1,269,907.22     5.500000  %    529,611.23
A-9     76110HUT4    25,174,900.00  23,180,353.81     3.030000  %    406,949.09
A-10    76110HUU1             0.00           0.00     4.970000  %          0.00
A-11    76110HUV9    23,860,000.00  23,860,000.00     5.500000  %          0.00
A-12    76110HUW7       530,000.00     530,000.00     5.000000  %          0.00
A-P     76110HUX5     7,077,600.57   6,788,328.78     0.000000  %     74,560.34
A-V     76110HUY3             0.00           0.00     0.192640  %          0.00
R-I     76110HUZ0           100.00           0.00     5.750000  %          0.00
R-II    76110HVA4           100.00           0.00     5.750000  %          0.00
M-1     76110HVB2     5,691,500.00   5,651,241.80     5.750000  %      5,872.37
M-2     76110HVC0     2,574,700.00   2,556,488.14     5.750000  %      2,656.52
M-3     76110HVD8     1,626,100.00   1,614,597.96     5.750000  %      1,677.78
B-1     76110HVE6       677,600.00     672,807.07     5.750000  %        699.13
B-2     76110HVF3       948,600.00     941,890.18     5.750000  %        978.74
B-3     76110HVG1       677,632.98     672,839.82     5.750000  %        699.17

-------------------------------------------------------------------------------
                  271,022,933.55   250,701,731.86                  4,208,691.60
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       230,190.48  1,709,885.93            0.00       0.00     53,766,019.77
A-2       145,253.48    145,253.48            0.00       0.00     34,860,834.00
A-3        20,833.33     20,833.33            0.00       0.00      5,000,000.00
A-4        46,702.51    342,641.60            0.00       0.00     18,831,370.04
A-5        80,812.88     80,812.88            0.00       0.00              0.00
A-6       262,953.22  1,672,305.91            0.00       0.00     55,962,259.53
A-7             0.00          0.00       52,056.61       0.00     11,409,863.12
A-8         5,820.41    535,431.64            0.00       0.00        740,295.99
A-9        58,530.39    465,479.48            0.00       0.00     22,773,404.72
A-10       96,005.30     96,005.30            0.00       0.00              0.00
A-11      109,358.33    109,358.33            0.00       0.00     23,860,000.00
A-12        2,208.33      2,208.33            0.00       0.00        530,000.00
A-P             0.00     74,560.34            0.00       0.00      6,713,768.44
A-V        40,246.03     40,246.03            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,078.87     32,951.24            0.00       0.00      5,645,369.43
M-2        12,249.84     14,906.36            0.00       0.00      2,553,831.62
M-3         7,736.62      9,414.40            0.00       0.00      1,612,920.18
B-1         3,223.87      3,923.00            0.00       0.00        672,107.94
B-2         4,513.22      5,491.96            0.00       0.00        940,911.44
B-3         3,224.02      3,923.19            0.00       0.00        672,140.65

-------------------------------------------------------------------------------
        1,156,941.13  5,365,632.73       52,056.61       0.00    246,545,096.87
===============================================================================





































Run:        04/26/05     10:57:32
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     838.199290   22.450242     3.492497    25.942739   0.000000  815.749048
A-2    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-3    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-4     899.678259   13.919886     2.196714    16.116600   0.000000  885.758373
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     938.163596   23.046300     4.299916    27.346216   0.000000  915.117296
A-7    1032.527865    0.000000     0.000000     0.000000   4.732419 1037.260284
A-8     423.302408  176.537077     1.940137   178.477214   0.000000  246.765331
A-9     920.772428   16.164874     2.324950    18.489824   0.000000  904.607554
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-12   1000.000000    0.000000     4.166660     4.166660   0.000000 1000.000000
A-P     959.128551   10.534692     0.000000    10.534692   0.000000  948.593859
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     992.926609    1.031779     4.757774     5.789553   0.000000  991.894830
M-2     992.926609    1.031778     4.757774     5.789552   0.000000  991.894830
M-3     992.926612    1.031782     4.757776     5.789558   0.000000  991.894830
B-1     992.926604    1.031774     4.757777     5.789551   0.000000  991.894830
B-2     992.926614    1.031784     4.757769     5.789553   0.000000  991.894830
B-3     992.926613    1.031783     4.757767     5.789550   0.000000  991.894830

_______________________________________________________________________________


DETERMINATION DATE       23-February-05
DISTRIBUTION DATE        25-February-05

Run:     04/26/05     10:57:32                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8 (POOL #  4875)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4875
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       52,805.63
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     8,352.41

SUBSERVICER ADVANCES THIS MONTH                                       20,527.01
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   2,804,750.62

 (B)  TWO MONTHLY PAYMENTS:                                    2     341,975.93

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        111,600.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     246,545,096.86

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,277

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,895,472.48

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         95.03517900 %     4.02697300 %    0.91245360 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.95592100 %     3.97984846 %    0.95281960 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,710,229.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,710,229.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.08861318
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              348.00

POOL TRADING FACTOR:                                                90.96835225

Run:        04/07/05     13:16:10                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HUK3    65,910,000.00  53,766,019.77     5.000000  %  1,468,973.73
A-2     76110HUL1    34,860,834.00  34,860,834.00     5.000000  %          0.00
A-3     76110HUM9     5,000,000.00   5,000,000.00     5.000000  %          0.00
A-4     76110HUN7    21,260,166.00  18,831,370.04     3.050000  %    293,794.73
A-5     76110HUP2             0.00           0.00     4.950000  %          0.00
A-6     76110HUQ0    61,153,100.00  55,962,259.53     5.500000  %  1,609,655.81
A-7     76110HUR8    11,000,000.00  11,409,863.12     5.500000  %          0.00
A-8     76110HUS6     3,000,000.00     740,295.99     5.500000  %    122,233.82
A-9     76110HUT4    25,174,900.00  22,773,404.72     3.150000  %    382,484.77
A-10    76110HUU1             0.00           0.00     4.850000  %          0.00
A-11    76110HUV9    23,860,000.00  23,860,000.00     5.500000  %          0.00
A-12    76110HUW7       530,000.00     530,000.00     5.000000  %          0.00
A-P     76110HUX5     7,077,600.57   6,713,768.44     0.000000  %     52,241.56
A-V     76110HUY3             0.00           0.00     0.191878  %          0.00
R-I     76110HUZ0           100.00           0.00     5.750000  %          0.00
R-II    76110HVA4           100.00           0.00     5.750000  %          0.00
M-1     76110HVB2     5,691,500.00   5,645,369.43     5.750000  %      5,921.37
M-2     76110HVC0     2,574,700.00   2,553,831.62     5.750000  %      2,678.68
M-3     76110HVD8     1,626,100.00   1,612,920.18     5.750000  %      1,691.77
B-1     76110HVE6       677,600.00     672,107.94     5.750000  %        704.97
B-2     76110HVF3       948,600.00     940,911.44     5.750000  %        986.91
B-3     76110HVG1       677,632.98     672,140.65     5.750000  %        705.00

-------------------------------------------------------------------------------
                  271,022,933.55   246,545,096.87                  3,942,073.12
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       224,025.08  1,692,998.81            0.00       0.00     52,297,046.04
A-2       145,253.48    145,253.48            0.00       0.00     34,860,834.00
A-3        20,833.33     20,833.33            0.00       0.00      5,000,000.00
A-4        47,863.07    341,657.80            0.00       0.00     18,537,575.31
A-5        77,679.40     77,679.40            0.00       0.00              0.00
A-6       256,493.69  1,866,149.50            0.00       0.00     54,352,603.72
A-7             0.00          0.00       52,295.21       0.00     11,462,158.33
A-8         3,393.02    125,626.84            0.00       0.00        618,062.17
A-9        59,780.19    442,264.96            0.00       0.00     22,390,919.95
A-10       92,042.51     92,042.51            0.00       0.00              0.00
A-11      109,358.33    109,358.33            0.00       0.00     23,860,000.00
A-12        2,208.33      2,208.33            0.00       0.00        530,000.00
A-P             0.00     52,241.56            0.00       0.00      6,661,526.88
A-V        39,422.21     39,422.21            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,050.73     32,972.10            0.00       0.00      5,639,448.06
M-2        12,237.11     14,915.79            0.00       0.00      2,551,152.94
M-3         7,728.58      9,420.35            0.00       0.00      1,611,228.41
B-1         3,220.52      3,925.49            0.00       0.00        671,402.97
B-2         4,508.53      5,495.44            0.00       0.00        939,924.53
B-3         3,220.67      3,925.67            0.00       0.00        671,435.65

-------------------------------------------------------------------------------
        1,136,318.78  5,078,391.90       52,295.21       0.00    242,655,318.96
===============================================================================





































Run:        04/07/05     13:16:10
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     815.749048   22.287570     3.398954    25.686524   0.000000  793.461478
A-2    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-3    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-4     885.758373   13.819023     2.251303    16.070326   0.000000  871.939349
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     915.117296   26.321737     4.194288    30.516025   0.000000  888.795559
A-7    1037.260283    0.000000     0.000000     0.000000   4.754110 1042.014393
A-8     246.765330   40.744607     1.131007    41.875614   0.000000  206.020723
A-9     904.607554   15.193100     2.374595    17.567695   0.000000  889.414455
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-12   1000.000000    0.000000     4.166660     4.166660   0.000000 1000.000000
A-P     948.593859    7.381253     0.000000     7.381253   0.000000  941.212606
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     991.894830    1.040387     4.752830     5.793217   0.000000  990.854443
M-2     991.894829    1.040385     4.752829     5.793214   0.000000  990.854443
M-3     991.894828    1.040385     4.752832     5.793217   0.000000  990.854443
B-1     991.894836    1.040393     4.752834     5.793227   0.000000  990.854443
B-2     991.894829    1.040386     4.752825     5.793211   0.000000  990.854443
B-3     991.894830    1.040386     4.752824     5.793210   0.000000  990.854443

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/07/05     13:16:11                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8 (POOL #  4875)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4875
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       52,069.15
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     9,676.46

SUBSERVICER ADVANCES THIS MONTH                                       26,156.86
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    18   3,474,581.23

 (B)  TWO MONTHLY PAYMENTS:                                    2     257,849.73

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     259,196.80


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        111,600.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     242,655,318.95

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,259

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    3,630,517.43

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.95592100 %     4.09125900 %    0.92687300 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.87927500 %     4.03940431 %    0.96729800 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,710,229.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,710,229.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.08569258
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              346.80

POOL TRADING FACTOR:                                                89.53313130

Run:        04/25/05     12:55:12                                    REPT1B.FRG
Page:         1 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HUK3    65,910,000.00  52,297,046.04     5.000000  %  1,458,326.37
A-2     76110HUL1    34,860,834.00  34,860,834.00     5.000000  %          0.00
A-3     76110HUM9     5,000,000.00   5,000,000.00     5.000000  %          0.00
A-4     76110HUN7    21,260,166.00  18,537,575.31     3.250000  %    291,665.26
A-5     76110HUP2             0.00           0.00     4.750000  %          0.00
A-6     76110HUQ0    61,153,100.00  54,352,603.72     5.500000  %  1,843,644.88
A-7     76110HUR8    11,000,000.00  11,462,158.33     5.500000  %          0.00
A-8     76110HUS6     3,000,000.00     618,062.17     5.500000  %    618,062.17
A-9     76110HUT4    25,174,900.00  22,390,919.95     3.350000  %    462,129.31
A-10    76110HUU1             0.00           0.00     4.650000  %          0.00
A-11    76110HUV9    23,860,000.00  23,860,000.00     5.500000  %          0.00
A-12    76110HUW7       530,000.00     530,000.00     5.000000  %          0.00
A-P     76110HUX5     7,077,600.57   6,661,526.88     0.000000  %     52,542.08
A-V     76110HUY3             0.00           0.00     0.190331  %          0.00
R-I     76110HUZ0           100.00           0.00     5.750000  %          0.00
R-II    76110HVA4           100.00           0.00     5.750000  %          0.00
M-1     76110HVB2     5,691,500.00   5,639,448.06     5.750000  %      5,934.12
M-2     76110HVC0     2,574,700.00   2,551,152.94     5.750000  %      2,684.46
M-3     76110HVD8     1,626,100.00   1,611,228.41     5.750000  %      1,695.42
B-1     76110HVE6       677,600.00     671,402.97     5.750000  %        706.48
B-2     76110HVF3       948,600.00     939,924.53     5.750000  %        989.04
B-3     76110HVG1       677,632.98     671,435.65     5.750000  %        706.52

-------------------------------------------------------------------------------
                  271,022,933.55   242,655,318.96                  4,739,086.11
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       217,904.36  1,676,230.73            0.00       0.00     50,838,719.67
A-2       145,253.48    145,253.48            0.00       0.00     34,860,834.00
A-3        20,833.33     20,833.33            0.00       0.00      5,000,000.00
A-4        50,205.93    341,871.19            0.00       0.00     18,245,910.05
A-5        73,377.90     73,377.90            0.00       0.00              0.00
A-6       249,116.10  2,092,760.98            0.00       0.00     52,508,958.84
A-7             0.00          0.00       52,534.89       0.00     11,514,693.22
A-8         2,832.78    620,894.95            0.00       0.00              0.00
A-9        62,507.98    524,637.29            0.00       0.00     21,928,790.64
A-10       86,764.81     86,764.81            0.00       0.00              0.00
A-11      109,358.33    109,358.33            0.00       0.00     23,860,000.00
A-12        2,208.33      2,208.33            0.00       0.00        530,000.00
A-P             0.00     52,542.08            0.00       0.00      6,608,984.80
A-V        38,487.36     38,487.36            0.00       0.00              0.00
R-I             0.00          0.00            0.00       0.00              0.00
R-II            0.00          0.00            0.00       0.00              0.00
M-1        27,022.36     32,956.48            0.00       0.00      5,633,513.94
M-2        12,224.27     14,908.73            0.00       0.00      2,548,468.48
M-3         7,720.47      9,415.89            0.00       0.00      1,609,532.99
B-1         3,217.14      3,923.62            0.00       0.00        670,696.49
B-2         4,503.81      5,492.85            0.00       0.00        938,935.49
B-3         3,217.30      3,923.82            0.00       0.00        670,729.13

-------------------------------------------------------------------------------
        1,116,756.04  5,855,842.15       52,534.89       0.00    237,968,767.74
===============================================================================





































Run:        04/25/05     12:55:12
Page:         2 of 3



               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8(POOL # 4875) STATEMENT TO CERTIFICATEHOLDERS
DISTRIBUTION SUMMARY FOR POOL#   4875
_______________________________________________________________________________


AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     793.461478   22.126026     3.306090    25.432116   0.000000  771.335452
A-2    1000.000000    0.000000     4.166667     4.166667   0.000000 1000.000000
A-3    1000.000000    0.000000     4.166666     4.166666   0.000000 1000.000000
A-4     871.939349   13.718861     2.361502    16.080363   0.000000  858.220488
A-5       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-6     888.795559   30.148020     4.073646    34.221666   0.000000  858.647539
A-7    1042.014393    0.000000     0.000000     0.000000   4.775899 1046.790293
A-8     206.020723  206.020723     0.944260   206.964983   0.000000    0.000000
A-9     889.414455   18.356749     2.482948    20.839697   0.000000  871.057706
A-10      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
A-11   1000.000000    0.000000     4.583333     4.583333   0.000000 1000.000000
A-12   1000.000000    0.000000     4.166660     4.166660   0.000000 1000.000000
A-P     941.212605    7.423712     0.000000     7.423712   0.000000  933.788893
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-I       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R-II      0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     990.854443    1.042628     4.747845     5.790473   0.000000  989.811814
M-2     990.854444    1.042630     4.747842     5.790472   0.000000  989.811814
M-3     990.854444    1.042630     4.747845     5.790475   0.000000  989.811814
B-1     990.854450    1.042636     4.747845     5.790481   0.000000  989.811814
B-2     990.854446    1.042631     4.747849     5.790480   0.000000  989.811814
B-3     990.854444    1.042629     4.747850     5.790479   0.000000  989.811814

_______________________________________________________________________________


DETERMINATION DATE       21-April-05
DISTRIBUTION DATE        25-April-05

Run:     04/25/05     12:55:12                                        rept2.frg
Page:      3 of 3
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS8 (POOL #  4875)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4875
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       51,076.19
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     7,795.46

SUBSERVICER ADVANCES THIS MONTH                                       16,630.21
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    12   1,997,807.23

 (B)  TWO MONTHLY PAYMENTS:                                    1      59,641.00

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          1     259,196.80


FORECLOSURES
  NUMBER OF LOANS                                                             1
  AGGREGATE PRINCIPAL BALANCE                                        111,600.00

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                     237,968,767.74

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                        1,237

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                    4,430,532.38

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         94.87927500 %     4.15342600 %    0.94074310 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            94.78220600 %     4.11462206 %    0.98563420 %

      BANKRUPTCY AMOUNT AVAILABLE                         100,000.00
      FRAUD AMOUNT AVAILABLE                            2,710,229.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   2,710,229.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          6.08173202
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              345.80

POOL TRADING FACTOR:                                                87.80392295